As filed with the Securities and Exchange Commission on  March 25 , 2011

 Registration No. 333-167581

SECURITIES AND EXCHANGE COMMISSION
==================================
FORM S-1/A
Amendment No.  5

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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IMOBOLIS, INC.
(Exact Name of Small Business Issuer in its Charter)

Nevada	7310	27-2028734
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

IMOBOLIS, INC.
8950 West Olympic Blvd.  Suite 350,
 Beverly Hills, CA 90211
Tel.: 1-310-281-6094
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp, Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Tel.: 1-775-883-0104
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Law Office of Leo J. Moriarty
12534 Valley View Street #231
Garden Grove, California 92845
Telephone 714-305-5783
Facsimile 714-316-1306
E- Mail LJMLegal@aol.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	8,000,000	$0.001	$8,000	$0.45	*
Total Registration fee			$8,000	$0.45	*

(1)  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Includes stock to be sold by the selling stockholder.

(2)  The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.*    Estimate amount

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

  Subject to completion, dated March 25 , 2011

IMOBOLIS, INC.

8,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of an aggregate of 8,000,000 shares of common stock, par value $0.001, by Julian Spitari, the selling security holder under this prospectus. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our common stock is presently not traded on any market or securities exchange. Common stock being registered in this registration statement may be sold by selling security holder at a fixed price of $0.001 per share or in transactions that are not in the public market at a fixed price of $0.001 per share. The offering will not be extended beyond the offering period of 29 days from the date of effectiveness.

Common stock being registered in this registration statement may be sold by the selling security holder at a fixed price of $0.001 per share or in transactions that are not in the public market at a fixed price of $0.001 per share. The offering will not be extended beyond the offering period of 29 days from the date of effectiveness.  The company is not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop. To date, there is no public market for our common stock and no effort has been made to obtain listing on the OTC Bulletin Board or any national stock exchange or association. It should be noted that any person acquiring shares will be impacted by the lack of an exchange listing in that the result will be a lack of liquidity of any shares purchased, thus creating an exceptionally high risk of loss to any potential investor, and the absence of a clear exit strategy for the shares purchased. The company has not approached any broker/dealers with regard to assisting the company to apply for such listing. There can be no assurance that any attempt to obtain listing on a stock exchange or other trading medium will be successful, or if successful, that a market will develop for the common stock. There is no public market currently exists for the securities being offered. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our shares is an illiquid investment.

The selling security holder Julian Spitari is the ”underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The company has no equity compensation plans and individual compensation arrangement and does not intend to enter into any equity compensation plans and individual compensation arrangement in the future.

Imobolis, Inc. provides online posting of classified ads free to the public, where you can find automobiles, boats, jobs and services of all kinds.  Imobolis, Inc. is offering free online classified ads that the company believes are redefining the way consumers buy and sell products and services. For consumers, the goal is to provide the most effective and economical posting of classified ads.  Consumers can post classified ads for free on the Imoboli s.com web site for products and services.  Consumers can also view all posted classified ads at no charge.  Companies pay to post banner advertisements on the web site.

Imobolis, Inc. has a limited history of operations. We presently do not have the funding to execute our business plan. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $ 30,496 and a working capital deficit of $ 22,953, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 9 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The Date of This Prospectus is:   March 25 , 2011

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	3
RISK FACTORS	6
(A) RISKS RELATED TO OUR BUSINESS AND THIS OFFERING	6
(B) RISKS RELATED TO THE INDUSTRY	7
(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING	9
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS TO ISSUER	11
DILUTION	11
SELLING SECURITY HOLDER	11
PLAN OF DISTRIBUTION	12
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14
RESULTS OF OPERATIONS	17
LIQUIDITY AND CAPITAL RESOURCES	18
PLAN OF OPERATION	21
DESCRIPTION OF BUSINESS	23
MANAGEMENT	23
MANAGEMENT BIOGRAPHIES	25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	26
REMUNERATION OF DIRECTORS AND OFFICERS	26
EXECUTIVE COMPENSATION	26
SUMMARY COMPENSATION TABLE	26
COMPENSATION OF DIRECTORS	26
STOCK INCENTIVE PLAN	26
EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	27
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	27
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	28
DESCRIPTION OF SECURITIES	28
LEGAL MATTERS	29
EXPERTS	29
INTEREST OF NAMED EXPERTS AND COUNSEL	29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	30
AVAILABLE INFORMATION	30
REPORTS TO SECURITY HOLDER	30
EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES	30
FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	II-1

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “IMOBOLIS” “Company,” “we,” “us” and “our” refer to Imobolis, Inc.

Overview

We were incorporated in the State of Nevada on February 11, 2010 under the name of Imobolis, Inc.

Imobolis, Inc. provides online posting of classified ads free to the public, where you can find automobiles, boats, jobs and services of all kinds.  Imobolis, Inc. is offering free online classified ads that the company believes are redefining the way consumers buy and sell products and services. For consumers, the goal is to provide the most effective and economical posting of classified ads.  Consumers can post classified ads for free on the Imoboli s.com web site for products and services.  Consumers can also view all posted classified ads at no charge.  Companies pay to post banner advertisements on the web site.

Imobolis, Inc. is a n operating company with a limited history of development stage operations.

Where You Can Find Us
Our principal executive office is located at Imobolis, Inc. 8950 West Olympic Blvd. Suite 350, Beverly Hills, CA 90211

GENERAL INTRODUCTION

Imobolis, Inc. provides online posting of classified ads free to the public, where you can find automobiles, boats, jobs and services of all kinds.  Imobolis, Inc. is offering free online classified ads that the company believes are redefining the way consumers buy and sell products and services. For consumers, the goal is to provide the most effective and economical posting of classified ads.  Consumers can post classified ads for free on the Imoboli s.com web site for products and services.  Consumers can also view all posted classified ads at no charge.  Companies pay to post banner advertisements on the web site.

Since its inception, on February 11, 2010 Imobolis has incurred losses of $30,496 to December 31, 2010.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities. (See "Plan of Operation")

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the  period ended March 31, 2010, stating that our net loss of ($582), lack of revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether.

BUSINESS DEVELOPMENT

The Company was incorporated on February 11, 2010. The company has had limited operations from incorporation (February 11, 2010 to December 31, 2010.

Imobolis, Inc. provides online posting of classified ads free to the public, where you can find automobiles, boats, jobs and services of all kinds.  Imobolis, Inc. is offering free online classified ads that the company believes are redefining the way consumers buy and sell products and services. For consumers, the goal is to provide the most effective and economical posting of classified ads.  Consumers can post classified ads for free on the Imobolis.com web site for products and services.  Consumers can also view all posted classified ads at no charge.  Companies pay to post banner advertisements on the web site.

The Company started selling advertising space on its website on November 15, 2010.  The Company expects generated revenues from banner adds to increase steadily over the next six months while the Company establishes itself in the industry.  The Company, however, will still need to raise capital to fund operations over the next twelve months as revenues generated from the sale of adverting space is likely to be insufficient to meet the funding requirements of the business over the next twelve months.

The competition for and difficulty in the internet based bulletin board service for free listing of products and services to the general public may affect our ability to develop profitable operations in the future. Companies that are engaged in internet based bulletin board services, include large, established companies with substantial capabilities and long earnings records.

We have a short operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be affected downward, and you could even lose your entire investment.

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

We have received of the following revenues from our operations, as we have engaged in the operation of operating an internet based bulletin board service which will provide free listing of products and services for sale to the general public. Our net sales consisted of the following for the period from February 11, 2010 (inception) to December 31, 201 0:

Period Ended	Sales of
December 31, 2010	Services	Total Sales

2010	$47,833	$47,833

The Company will need to raise capital which concerned the independent auditors because there is insufficient cash for operations for the next twelve months. We will have to seek other sources of capital. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $ 30,496 and a working capital deficit of $ 22,953, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We established the minimum amount of $175,000 that the company will need to raise through debt instruments such as bank loans, or private financing so that operations could start, in order to generate some type of revenue. Presently no other sources have been identified and it is unknown if any other sources will be identified. There is no assurance that the company will be able to obtain any bank loans or private financing.

Over the next twelve months Imobolis, Inc. plans to build out and establish its reputation and network of clients and advisors in the online posting of classified ads free to the public. For consumers, the goal is to provide the most effective and economical posting of classified ads.  Consumers can post classified ads for free on the Imobolis.com web site for products and services.  Consumers can also view all posted classified ads at no charge.  Companies pay to post banner advertisements on the web site.

Where You Can Find Us
Our principal executive office is located at Imobolis, Inc.  8950 West Olympic Blvd. Suite 350, Beverly Hills, CA 90211
and our telephone number is 1-310-281-6094.

INTERNET ADDRESS
Our Internet address is http://www.imobolis.com

Over the next twelve months, Imobolis, Inc. plans to build out and establish its reputation and network of clients and advisors in the internet based bulletin board service which will provide free listing of automobiles for sale to the general public. The company aims to form long term working relationships with companies looking to advertise on internet bulletin boards that provide free listing of automobiles for sale to the general public.

Mr. Julian Spitari is the Chief Executive Officer, President, (Principal Executive Officer) and Director. Currently the company has one employee (Julian Spitari); however as it grows, it plans to employ additional employees as needed.

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY

Imobolis, Inc. also referred to as Imobolis and the Company, was incorporated in the State of Nevada on February 11, 2010. Imobolis, Inc. is presently   offering online posting of classified ads free to the public, where you can find automobiles, boats, jobs and services of all kinds.  Imobolis, Inc. is offering free online classified ads that the company believes are redefining the way consumers buy and sell products and services. For consumers, the goal is to provide the most effective and economical posting of classified ads.  Consumers can post classified ads for free on the Imobolis.com web site for products and services.  Consumers can also view all posted classified ads at no charge.  Companies pay to post banner advertisements on the web site.

Imobolis, Inc. presently does not have the funds available to execute its full business plan of operating internet based bulletin board service which provides free listing of products and services for sale to the general public.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Mr. Spitari, currently our sole executive officer and director. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

RISK FACTORS
The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described below as well as the other information in this report before deciding to invest in our Company. If any of the following risks are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment. For a more detailed discussion of some of the risks associated with our Company, you are urged to carefully review and consider the section entitled "Risk Factors” beginning on page 9 of this prospectus.

THE OFFERING

Common stock offered by selling security holder	8,000,000 shares of common stock. This number represents approximately 45% of our current outstanding common stock.

Selling Shareholder	Julian Spitari

Offering price	$0.001

Minimum number of shares to be sold in this offering	None

Minimum number of shares to be offered per investor	100

Common stock outstanding before the offering	18,000,000 common shares as of March 25 , 2011.

Common stock outstanding after the offering	18,000,000 shares.

Terms of the Offering		The selling shareholder’s determination of when and how to sell shares will be in accordance with the methods and terms described in the “Plan of Distribution” section.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) within 29 days of the registration statement being declared effective   (iii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds		We are not selling any shares of the common stock covered by this prospectus and will not be receiving any proceeds from the offering.

Risk Factors		The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

	(1)	Based on 18,000,000 shares of common stock outstanding as of March 25 , 2011.

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled "Selling Security Holder." These 8,000,000 common shares are being offered hereby by Julian Spitari, the selling security holder, under this prospectus.

Mr. Julian Spitari beneficially owns approximately 100% of our capital stock with voting rights before the offering. The number of common shares offered by this prospectus represents up to approximately 45% of the total common stock outstanding after the offering. In this case, after the offering Mr. Spitari will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest.

The selling security holder Julian Spitari is an "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 29 days from the date of effectiveness and a fixed price of $0.001 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Imobolis, Inc. has a limited history of operations. We presently do not have the funding to execute our business plan.

Information regarding the selling security holder, the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Security Holder" and "Plan of Distribution." Imobolis, Inc. will not receive any of the proceeds from these sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holder.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the period from Inception (February 11, 2010) through March 31, 2010 and December 31, 2010. The financial statement data as of the nine month period ended December 31, 2010 has been derived from our unaudited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

IMOBOLIS, INC.
STATEMENTS OF OPERATIONS

	For the three	For the nine	February 11, 2010
	months ended	months ended	(inception) to
	December 31, 2010	December 31, 2010	March 31, 2010
	(Unaudited)	(Unaudited)

Revenue	$47,833	$47,833	$-

Operating expenses:
Advertising	38,859	43,859	-
Commissions	12,300	12,300	-
Depreciation	172	172	-
General and administrative	2,059	3,389	582
Professional fees	2,000	17,500	-

Total operating expenses	55,390	77,220	582

Net operating loss	(7,557)	(29,387)	(582)

Other income (expense)	(426)	(527)	-

Loss before provision for income taxes	(7,983)	(29,914)	(582)

Provision for income taxes	-	-	-

Net (loss)	$(7,983)	$(29,914)	$(582)

Weighted average number of common shares
outstanding - basic and fully diluted	18,000,000	18,000,000	18,000,000

Net (loss) per share - basic and fully diluted	$-	$-	$-

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

(A) RISKS RELATED TO OUR BUSINESS

THE COMPANY HAS A LIMITED OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT .

We have a limited history of operations and we may not be successful in our efforts to grow our business and to earn increased revenues. Our business and prospectus must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of operations, particularly startups providing services in the well-serviced internet based bulletin board service industry. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause net losses in a given period to be greater than expected. An investment in our securities represents significant risk and you may lose all or part your entire investment.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

We have yet to establish profitable operations or a history of profitable operations. We anticipate that we will continue to incur substantial losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience  operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company’s ability to become profitable depends on its ability to generate and sustain sales while maintaining reasonable expense levels. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan because we currently do not have sufficient  income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

OUR OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual operating results to fluctuate significantly in the future. Because our operating results will be volatile and difficult to predict, in some future quarter our operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock may decline significantly. The Company’s operating results are not followed by securities analysts at this time and there is no guarantee that the stock will be followed by securities analysts in the future.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our operating results to fluctuate include the following: the inability to obtain advertisers at reasonable cost; the ability of competitors to offer new or enhanced services or products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; increased labor costs that can affect demand for our internet product; the amount and timing of operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE  OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended March 31, 2010 that we have not earned a profit. As of December 31, 2010, we had a net loss of $29,914, and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At December 31, 2010, our cash on hand was $75,053. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

OUR CURRENT BUSINESS OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MR. JULIAN SPITARI.

We have been heavily dependent upon the expertise and management of Mr. Julian Spitari, our Chief Executive Officer and President, and our future performance will depend upon his continued services. The loss of the services of Mr. Spitari’s services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death.

OUR FUTURE GROWTH MAY REQUIRE RECRUITMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

(B) RISKS RELATED TO THE INDUSTRY

INTERNET BASED BULLETIN BOARD AUTOMOBLIE SALES INDUSTRY IS COST COMPETITIVE AND IS CHARACTERIZED BY LOW FIXED COSTS. A REDUCTION IN COST FOR THE INDUSTRY COULD AFFECT THE DEMAND FOR OUR INTERNET SERVICE.

Internet based bulletin board  sales industry is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger customer bases, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in the Internet based bulletin board  sales industry. There are many Internet based bulletin board automobile sales companies that could discount their products which could result in lower revenues for the entire industry. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

OUR  OPERATING RESULTS MAY FLUCTUATE DUE TO FACTORS WHICH ARE NOT WITHIN OUR CONTROL.

Our  operating results are expected to fluctuate in the future based on a number of factors, many of which are not in our control. Our  operating expenses primarily include marketing and general administrative expenses that are relatively fixed in the short-term. If our revenues are lower than we expect because demand for our service diminishes, or if we experience an increase in defaults among approved advertising applicants or for any other reasons we may not be able to quickly return to acceptable revenue levels.

Because of the unique nature of our business and the fact that there are no comparable past business models to rely on, future factors that may adversely affect our business are difficult to forecast. Any shortfall in our revenues would have a direct impact on our business. In addition, fluctuations in our quarterly results could adversely affect the market price of our common stock in a manner unrelated to our long-term operating performance.

WE HAVE A SHORT  OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY A START UP COMPANY.

We have a short  operating history from February 11, 2010 to December 31, 2010 for investors to evaluate the potential of our business development. We are continuing to build our customer base and our brand name. We do not have any customers at this time.  In addition, we also face many of the risks and difficulties inherent in introducing new products and services. These risks include the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement advertising and marketing plan;
●	Attain customer loyalty;
●	Maintain current strategic relationships and develop new strategic relationships;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our service; and
●	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to raise additional capital and bring our product and service to the marketplace, which requires careful planning to provide a product and service that meets customer standards without incurring unnecessary cost and expense.

WE MAY NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of resources to increase the advertising, marketing and future expansion of our business. In addition, expenditures will be required to enable us in 2011 to conduct planned business research, development of new affiliate and associate offices, and marketing of our existing and future products and services. Currently, we have no established bank-financing arrangements. Therefore, it is possible that we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities could result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Imobolis will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be severely harmed. The company has a deficit of $22,953 in working capital at December 31, 2010.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company, which will negatively affect our business operations.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our management team has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

(C) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING. WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Julian Spitari beneficially owns approximately 100% of our capital stock with voting rights. In this case, Mr. Spitari will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.001 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares of capital stock consisting of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of  preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the FINRA system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling security holder. All proceeds from the sale of the shares offered hereby will be for the account of the selling security holder, as described below in the sections entitled "Selling Security Holder" and "Plan of Distribution."

We are registering 8,000,000 shares for gross proceeds of $8,000 from the sale of the selling security holder’s common stock under the investment agreement. All of the proceeds from the sale of the shares of common stock offered herein will be received by the selling security holder.

With the exception of any brokerage fees and commission which are the obligation of the selling security holder, we are responsible for the fees, costs and expenses of this offering which are estimated to be $18,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses of which the company has paid $14,442 as of December 31, 2010

DILUTION

The common stock to be sold by the selling security holder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holder. Upon the successful completion of this offering, the number of shares will total 18,000,000 common shares outstanding.

SELLING SECURITY HOLDER

On February 14, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000. The common shares being offered for resale by the selling security holder consist of the 8,000,000 shares of our common stock held by one shareholder (founder).

The following table sets forth the name of the selling security holder, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 31, 2010 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering if all 8,000,000 sold	Percent Beneficially Owned after Offering if all 8,000,000 sold
1	Julian Spitari	18,000,000	8,000,000	10,000,000	55%

The selling shareholder Julian Spitari is not broker-dealer or an affiliate of a broker- dealer.

(1)
Julian Spitari is the founder and officer and director of the company. He presently owns 18,000,000 shares of the company stock, which he obtained on February 14, 2010. Mr. Spitari is the sole shareholder of the company.

PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for resale by the selling security holder identified in the section above entitled “Selling Security Holder." We will receive none of the proceeds from the sale of these shares by the selling security holder.

The selling security holder may sell some of all of their common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	Settlement of short sales; or,
*	In any combination of these methods of distribution.

The selling security holder has set an offering price for these securities of $0.001 per share, with a Minimum number of shares to be offered per investor of 100 and an offering period of twenty nine days from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price of $0.001 per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices of $0.001, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the FINRA Corporate Finance Department.

The selling security holder listed in this prospectus is the underwriter within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part and any broker-dealers or agents that are involved in selling the shares may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder may receive, would be underwriting compensation under the Securities Act. Because the selling security holder is the underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $18,000 inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses of which the company has paid $14,442 as of December 31 , 2010.  The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Imobolis, Inc. has complied.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board. In order for the company to be quoted on the OTC Bulletin Board a market maker must file an application on the Company’s behalf in order to make a market for our common stock and that there is no guarantee that the company will find a market maker to file such an application, the application will be approved, or a trading market will develop or be sustained.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things would be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.
GENERAL OVERVIEW

Nature of business

Imobolis was formed in the state of Nevada on February 11, 2010 to establish an internet site whereby sellers of automobiles can list their vehicles for sale or trade. On November 26, 2010 Imobolis purchased a software platform which gave the company the ability to offer online posting of classified ads free to the public, where you can find automobiles, boats, jobs and services of all kinds.  Imobolis, Inc. is offering free online classified ads that the company believes are redefining the way consumers buy and sell products and services. For consumers, the goal is to provide the most effective and economical posting of classified ads.  Consumers can post classified ads for free on the Imobolis.com web site for products and services.  Consumers can also view all posted classified ads at no charge.  Companies pay to post banner advertisements on the web site. Imobolis expects to generate a large inventory of product and service ads. The listings are expected to be free to the seller and buyer, however, Imobolis expects to be able to sell “advertisements’ or “banner ads” on its internet site directed toward internet users and products and service buyers. The Company expects to generate its corporate revenue from the sale of such advertisements.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company has adopted a fiscal year end of March 31.

Imobolis, Inc. is presently operating an internet based bulletin board service which will provide free listing of products and services for sale to the general public.  Imobolis is an operating company with a limited history of operations.

Imobolis, Inc. was founded in the State of Nevada on February 11, 2010.  The Company plans to market Imobolis through a combination of direct sales, referrals and networking within the industry. The C ompany bega n generating revenue on November 26, 2010.

Imobolis will provide an internet site where sellers of products and services can list their products and services for free.  Because the listings are free, Imobolis expects to generate a large inventory of product and service ads.  After the inventories of product and service ads are generated, Imobolis expects to be able to sell “advertisements’ or “banner ads” on its internet site directed at its internet users.  Imobolis expects to generate its corporate revenue from the sale of such advertisements.

Imobolis plans to sell “banner ads” on its web site directed at the large number of users of its free products and service listing service. All banner ads will be for a minimum 30 day period, after which any ad must be re-posted and paid for again. Imobolis will have no direct involvement in the sale or exchange of products and services, rather acting as “community bulletin board” for any such listing.  Imobolis will generate all of its income from the sale of “banner ads” directed at its web site user base.

The Company started selling advertising space on its website in November of 2010.   The Company will target product and service advertisers.  To date Imobolis has had six advertisers run banner ads on the Company web site. Presently these banner ads have all expired and have not renewed. Imobolis’s  relationship with these advertisers still continues. The Company has not entered into any new contracts with any advertisers at this time. Imobolis intends to continue to sell banner ads on its web site. The Company expects to generate sufficient revenues in the next eight months from the sale of advertisements to fund the current business plan. Since November of 2010 to the present Imobolis has sold a total of $250,000 of banner ads.

Over the next twelve months, Imobolis, Inc. plans to build out its reputation and develop a network in the internet based bulletin board service which will provide free listing of products and services for sale to the general public thereby attracting new advertisers to the bulletin board. Presently the Company has five advertiser; (Barclay, GregLoring, Kiwibox, AquilaVision Corporation, and RSTECHNIK), for the bulletin board.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional permanent capital through debt instruments such as bank loans, or private financing in the amount of $175,000. Presently we do not have any existing sources or plans for financing.

If the $175,000 is raised the twelve month operating plan shall be as follows (Furthermore, in raising the $175,000 capital, the Company would not move into operations until it has put its service on the internet.)

•
The implementation of our direct sales model through Mr. Spitari through the commencement of sales will cost at least $175,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include filers, broachers, direct marketing DVD’s and mailing costs.  The Company intends to allocate these funds as soon as they are available.

•
The development of strategic relationships advertiser in the automobile industry will cost the Company at least $10,000. We need to educate automobile advertisers about our products and work to obtain sales. We shall do this through direct sales and direct mail.  The Company intends to allocate $5,000 as soon as funds are available to the Company and $5,000 six months later when the funds become available.

•
Software and hardware updates to maintain service will cost the Company at least $90,000.  As an internet based bulletin board company, continued improvements and upgrades to our systems are required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The Company intends to allocate these funds with four month of the funds becoming available.

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the Company at least $40,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover audit fees, legal fees associated with the offering and all other management expenses such as those from industry consultants and advisors.  The company intends to pay its legal and accounting and all other management fees as they become due.

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and promotion
All costs associated with advertising and promoting products are expensed as incurred.

Income taxes
Imobolis recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Imobolis provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Segment Reporting
Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Revenue recognition
For revenue from product sales, the Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Basic and diluted loss per share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-based compensation
The Company adopted FASB guidance on stock based compensation upon inception on February 11, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Imobolis did not issue any stock and stock options for services and compensation for the nine month period ended December 31, 2010 and the period from February 11, 2010 (inception) to March 31, 2010.

Recent Accounting Pronouncements
In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception at February 11, 2010. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying audited financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

RESULTS OF OPERATIONS

February 11, 2010 (inception) to December 31, 2010

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

IMOBOLIS, INC.
STATEMENTS OF OPERATIONS

	For the three	For the nine	February 11, 2010
	months ended	months ended	(inception) to
	December 31, 2010	December 31, 2010	March 31, 2010
	(Unaudited)	(Unaudited)

Revenue	$47,833	$47,833	$-

Operating expenses:
Advertising	38,859	43,859	-
Commissions	12,300	12,300	-
Depreciation	172	172	-
General and administrative	2,059	3,389	582
Professional fees	2,000	17,500	-

Total operating expenses	55,390	77,220	582

Net operating loss	(7,557)	(29,387)	(582)

Other income (expense)	(426)	(527)	-

Loss before provision for income taxes	(7,983)	(29,914)	(582)

Provision for income taxes	-	-	-

Net (loss)	$(7,983)	$(29,914)	$(582)

Weighted average number of common shares
outstanding - basic and fully diluted	18,000,000	18,000,000	18,000,000

Net (loss) per share - basic and fully diluted	$-	$-	$-

Sales
February 11, 2010 (inception) to December 31, 2010, we generated $47,833 of revenues, and have deferred revenues of $75,167 from the sale of an advertising agreement in the amount of $123,000. On November 26, 2010 the Company commenced operations and received payment of $123,000 as part of a ninety day advertising campaign.  As a result, $47,833 of the proceeds had been recognized as revenue for the period from November 26, 2010 through December 31, 2010.  The remaining proceeds of $75,167 will be recognized over the period from January 1, 2011 through February 24, 2011.

Operating Expenses
Total operating expenses for the nine months ended December 31, 2010 were $77,220, and from inception at February 11, 2010 to the period ended December 31, 2010 totaled $77,802. The costs primarily consisted of costs of incorporation and legal and accounting professional fees, advertising expenses of $43,859, as well as, $12,300 of commissions on the sale of the $123,000 under the advertising agreement that commenced on November 26, 2010.

LIQUIDITY AND CAPITAL RESOURCES

We believe that our existing sources of liquidity, along with cash expected to be generated from services will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and we are presently debt free, and do not believe that we shall be forced to enter into any long or short term debt arrangements.

IMOBOLIS, INC.
STATEMENTS OF CASH FLOWS

	For the nine	February 11, 2010
	months ended	(inception) to
	December 31, 2010	March 31, 2010
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(29,914)	$(582)
Adjustments to reconcile net (loss) to net cash
provided by (used in) operating activities:
Depreciation	172	-
(Increase) decrease in assets:
Prepaid expenses	(2,106)	-
Increase (decrease) in liabilities:
Accounts payable	934	-
Accrued interest, including related party
amounts of $437 and $-0- at December 31,
2010 and March 31, 2010, respectively	527	-
Deferred revenues	75,167	-

Net cash provided by (used in) operating activities	44,780	(582)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(629)	-

Net cash used in investing activities	(629)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan from officer, related party	23,484	-
Repayments on loan from officer, related party	(10,000)	-
Proceeds from sale of common stock, related party	12,418	5,582

Net cash provided by financing activities	25,902	5,582

NET CHANGE IN CASH	70,053	5,000

CASH AT BEGINNING OF YEAR	5,000	-

CASH AT END OF YEAR	$75,053	$5,000

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Equipment purchased with note payable	$(10,000)	$-

Since our inception on February 11, 2010, we have incurred a loss of ($30,496). Our cash and cash equivalent balances were $75,053 for the period ended December 31, 2010. At December 31, 2010 we had an accumulated deficit of ($30,496). Total current liabilities were $100,112.

Eighteen Million (18,000,000) common shares were issued with a value of $0.001. For the nine month period ended December 31, 2010, net cash provided by operating activities was $44,780. Advertising expenses were $43,859, commissions on revenues were $12,300, general and administrative expenses for the nine months ended December 31, 2010 were $3,389, and professional fees were $17,500 for the same period.

Although Mr. Spitari may be willing to make some personal additional financial commitments, the total additional amount that he is willing to invest has not yet been determined.

We plan to satisfy our future cash requirements - primarily the working capital required for the marketing of our services and to offset legal and accounting fees - by additional financing. This will likely be in the form of future debt or equity financing.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next year. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next year. We will need to obtain additional financing to conduct our day-to-day operations, and to fully execute our business plan. We anticipate raising the capital necessary to fund our business through a subsequent offering of equity securities. Additional financing, whether through public or private equity or debt financing, arrangements with security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

  We estimate that our “burn rate” is approximately $1,000 per month. Management has estimated the cost over the next six months to be (a) between $6,000 and $15,000 to continue to develop the marketing and financing of on line service, and (b) $9,000 to maintain our reporting status. Therefore our current cash on hand will not satisfy our cash requirements for the next six months and as such our CEO and director, Mr. Spitari, will need to arrange additional financial commitments to our company, which is not guaranteed. On July 21, 2010 Mr. Spitari loaned the company up to $3,680 and on September 19, 2010 Mr. Spitari loaned the company $1,500, in addition to $8,304 of loans from October 1, 2010 through December 31, 2010 pursuant to unsecured demand loans between Imobolis and Mr. Spitari. We will use these funds for use towards fees and expenses related to this offering and to sustain our business over the next six month period, as the expenses are incurred, in the form of a non-secured loan. Although Mr. Spitari may be willing to make some personal additional financial commitments, the total additional amount that he is willing to invest has not yet been determined.

We plan to satisfy our future cash requirements - primarily the working capital required for the marketing of our services and to offset legal and accounting fees - by additional financing. This will likely be in the form of future debt or equity financing.

Management believes that if we obtain sufficient funds to operate our business through future debt or equity financing, we may generate sales revenue within the following twelve months thereof. However, additional debt or equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the additional proceeds through future equity financing we will then have to seek additional funds through debt financing, which would be highly difficult for a new operating compan y to secure. Therefore, we are highly dependent upon the future equity financing and/or support from our existing shareholders. However, if such debt financing were available, because we are a operating company with limited operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via future debt or equity financing we would be required to cease business operations. As a result, investors in our common stock would lose all of their investment. Also management believes if we cannot raise sufficient revenues or maintain our reporting status with the SEC we will have to cease all efforts directed towards our business. As such, any investment previously made would be lost in its entirety.

If we are unable to complete any phase of our marketing efforts because we don't have enough money, we will cease our marketing operations until we raise the necessary money. Attempting to raise capital after failing in any phase of our operations plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Our auditors have issued a "going concern" opinion, which is included in the financial statements included in this Form S-1/A filing. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated substantial  revenues and no substantial revenues are anticipated. Our only other source for cash at this time is investments by our CEO and director. We must raise cash to implement our business strategy and stay in business.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional permanent capital through debt instruments such as bank loans, or private financing in the amount of $175,000. Presently we do not have any existing sources or plans for financing.

If the $175,000 is raised the twelve month operating plan shall be as follows (Furthermore, in raising the $175,000 of capital, the Company would not move into operations until it has put its service on the internet.)

•
The implementation of our direct sales model through Mr. Spitari through the commencement of sales will cost at least $175,000. We need to establish and print all of the marketing material. We have allocated $35,000 toward marketing materials which include filers, broachers, direct marketing DVD’s and mailing costs.  The company intends to allocate these funds as soon as they are available.

•
The development of strategic relationships advertiser in the automobile industry will cost the company at least $10,000. We need to educate automobile advertisers about our products and work to obtain sales. We shall do this through direct sales and direct mail.  The company intends to allocate $5,000 as soon as funds are available to the company and $5,000 six months later when the funds become available.

•
Software and hardware updates to maintain service will cost the company at least $90,000.  As an internet based bulletin board company continued improvements and upgrades to our systems are required. User features and website content updates are vital to continued visitations by online users. This cost signifies the system modifications. The company intends to allocate these funds with four month of the funds becoming available

•
Program administration and working capital expenses until such time as there are sufficient sales to cash-flow operations will cost the company at least $40,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover audit fees, legal fees associated with the offering and all other management expenses such as those from industry consultants and advisors.  The company intends to pay its legal and accounting and all other management fees as they become due.

Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

INFLATION

The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

PLAN OF OPERATION

We will not receive any proceeds from the sale of shares under this prospectus. Our continued existence is dependent upon our ability to obtain additional financing. Our capital requirements for the next twelve months will continue to be significant.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months.  Imobolis, Inc. will continue to run an online posting of classified ads free to the public, where you can find automobiles, boats, jobs and services of all kinds.  Imobolis, Inc. is offering free online classified ads that the company believes are redefining the way consumers buy and sell products and services. For consumers, the goal is to provide the most effective and economical posting of classified ads.  Consumers can post classified ads for free on the Imobolis.com web site for products and services.  Consumers can also view all posted classified ads at no charge.  Companies pay to post banner advertisements on the web site. The company will need additional capital of $175,000 for marketing and sales and working capital associated with Imobolis over the next year. The company intends to create a client base within this twelve month time frame. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.  Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended March 31, 2010, stating that our net loss of ($582), lack of revenues and dependence on our ability to raise additional capital to continue our existence, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our business.

We are bearing all costs relating to the registration of the common stock, which are estimated at approximately $18,000. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW
Imobolis, Inc. also referred to as Imobolis and the Company, was founded in the State of Nevada on February 11, 2010.

Imobolis, Inc. is presently operating online posting of classified ads free to the public, where you can find automobiles, boats, jobs and services of all kinds.  Imobolis, Inc. is offering free online classified ads that the company believes are redefining the way consumers buy and sell products and services. For consumers, the goal is to provide the most effective and economical posting of classified ads.  Consumers can post classified ads for free on the Imobolis.com web site for products and services.  Consumers can also view all posted classified ads at no charge.  Companies pay to post banner advertisements on the web site. The company has completed the development of the website and has purchased a website platform to run its online posting of classified ads free to the public. .  The company commenced free listing of products and services for sale to the general public and selling banner adds to companies advertising products and services.

The Company’s executive offices are located at 8950 West Olympic Blvd. Suite 350, Beverly Hills, CA 90211.  The Company’s telephone number is 1-310-281-6094.

ORGANIZATION WITHIN LAST FIVE YEARS
Imobolis, Inc. was founded in the State of Nevada on February 11, 2010. The Company is presently operating an internet based bulletin board service which provides free listing of products and services for sale to the general public. The Company plans to market Imobolis through a combination of direct sales, referrals and networking within the industry, and generate revenues from banner advertisements on the Company’s internet based bulletin board.

Over the next twelve months, Imobolis, Inc. plans to build out its reputation and network in the internet bulletin board industry, thereby attracting new advertisers in the automobile industry. Currently the company employs two employees, however as the Company grows, it plans to employ additional employees, as required.

BUSINESS FAILITIES
Imobolis, Inc. is located at 8950 West Olympic Blvd. Suite 350, Beverly Hills, CA 90211.   The Company’s telephone number is 1-310-281-6094.

UNIQUE FEATURES OF THE COMPANY
Imobolis will provide an internet site where sellers of products and services can list their products and services for free.  Because the listings are free, Imobolis expects to generate a large inventory of products and service ads.  After the inventories of product and service ads are generated, Imobolis expects to be able to sell “advertisements’ or “banner ads” on its internet site directed at its internet users. Imobolis expects to generate its corporate revenue from the sale of such advertisements.

OVERALL STRATEGIC DIRECTION
The Company plans to establish its reputation in the internet automobile advertisement category, thereby attracting new clients and building out its network of operations.

DESCRIPTION OF PRODUCTS
Imobolis, Inc. provides an online posting of classified ads free to the public, where you can find automobiles, boats, jobs and services of all kinds.  Imobolis, Inc. is offering free online classified ads that the company believes are redefining the way consumers buy and sell products and services. For consumers, the goal is to provide the most effective and economical posting of classified ads.  Consumers can post classified ads for free on the Imobolis.com web site for products and services.  Consumers can also view all posted classified ads at no charge.  Companies pay to post banner advertisements on the web site.  Because the listings are free, Imobolis expects to generate a large inventory of automobile ads.  After the inventories of automobile ads are generated, Imobolis expects to be able to sell “advertisements’ or “banner ads” on its internet site directed at its internet users.  Imobolis expects to generate its corporate revenue from the sale of such advertisements.

The web site will be designed so that anyone from car dealers to interested individuals seeking to sell their car can easily and uniformly post the relevant information and car description on the internet site.

COMPETITION
Imobolis is in the same internet category as Cars.com, Carsdirect.com, Craig’s list and AutoTrader.com.  Imobolis product and services ads are free for 30 days, at which time the listing can again be renewed for another 30 days. Imobolis’ competitors focus on product and services who can afford the listing charges; Imobolis makes its listing service free to all comers, dealers or private individuals.

All “banner ads” sold and posted on Imobolis’ website are for a minimum 30 day duration. To advertise for an additional 30 days, further charges are incurred by the advertiser.  All of Imobolis’ income comes from paid advertisements on its website.

CURRENT BUSINESS FOCUS

The company’s business focus is provide online posting of classified ads free to the public, where you can find automobiles, boats, jobs and services of all kinds.  Imobolis, Inc. is offering free online classified ads that the company believes are redefining the way consumers buy and sell products and services. For consumers, the goal is to provide the most effective and economical posting of classified ads.  Consumers can post classified ads for free on the Imobolis.com web site for products and services.  Consumers can also view all posted classified ads at no charge.  Companies pay to post banner advertisements on the web site.  After the inventories of product and service ads are generated, Imobolis expects to be able to sell “advertisements’ or “banner ads” on its internet site directed at its internet users.  Imobolis expects to generate its corporate revenue from the sale of such advertisements.

ADVANTAGES OF COMPETITORS OVER US
The Company believes the following are advantages of Competitors over us.

CUSTOMER BASE
The direct competitors of Imobolis have been in business for a substantial period of time and have developed over time a defined customer base.

FINANCIAL RESOURCES
The Company believes that many of its competitors have significantly greater financial and other resources than we do and are therefore, in certain respects, in a better position to provide advertising services as well as promote their services.

COMPETITIVE ADVANTAGES
The Company believes that its key competitive advantages are:

Because its automobile listings are free, Imobolis expects to generate a large user pool.  As the size of its user base grows that pool of users becomes more and more attractive to advertisers who will be solicited by Imobolis to purchase “banner ads” on the Imobolis website aimed at this specific user base.

EXPERIENCED MANAGEMENT
The Company believes that it has experienced management. Imobolis’ principal, Julian Spitari, has broad experience in the advertising world.  The company believes that the knowledge, relationships, reputation and successful track record of its management will help it to build and maintain its client base.

NICHE INDUSTRY
We believe the highly specialized nature of our corporate focus enables us to be a better long-term partner for our clients than if we were organized as a traditional internet bulletin board company, which we believe has a limited usefulness for the client.

RESEARCH AND DEVELOPMENT
The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES
Julian Spitari is the sole Director, Chief Executive Officer, President, Secretary, and Principal Executive Officer and Principal Financial Officer of Imobolis, Inc.  Presently, there is one additional employee of the Company, Ronald Chew who is the Company’s General Counsel.

The Company plans to employ individuals on an as needed basis.  The company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future.  Presently Julian Spitari will devote 40 hours a week to the affairs of the Company.  Julian Spitari and Ronald Chew, Esquire do not receive a salary or benefits in any form.  Presently the Company does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors, Officer and employees.

ADDITIONAL PRODUCTS
The company has no additional products.

PROPERTY DESCRIPTION
Imobolis, Inc. is located at 8950 West Olympic Blvd. Suite 350, Beverly Hills, CA 90211.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of February 11, 2010. Our Executive officers are elected annually by our board of directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

The company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director and the selling security holder Julian Spitari is the "Promoter” within the meaning of Rule 405 of Regulation C.

Board of Directors

Julian Spitari

Executive Officers

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Julian Spitari	44	Chief Executive Officer, President, Chief Financial Officer, Secretary	February 14, 2010

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of our Directors and Executive Officers:

MANAGEMENT BIOGRAPHIES

Julian Spitari; B.Sc., Chief Executive Officer, President, Chief Financial Officer, Secretary

Mr. Julian Spitari , aged 44, is the Chief Executive Officer, President, Secretary, Chief Financial Officer and Director (Principal Executive Officer) and (Principal Financial Officer) of the Company.  He was appointed in February 11, 2010 and is responsible for overseeing all aspects of the company.

From July 20, 2011 to July 31, 2011, Mr. Spitari was the incorporator, Present and Chief Executive Officer of Frogads, Inc. The company was founded to develop a software platform to run internet bulletin board companies.  Mr. Spitari resigned from this company in order to develop the business model for Imobolis, Inc.

From January 15, 2005 to February 11, 2010, Mr. Spitari was employed by Reliable Recovery Service as a salesman and company representative, 23679 Calabasas Road, Suite 275, Calabasas, CA 91302 www.reliablerecoveryservice.com.

Mr. Spitari’s specific responsibilities include the locating and identifying of lost assets, convincing the rightful owner that the asset exists while not disclosing its exact location so as to permit Reliable Recovery, on a contingent fee basis, to recover the lost asset for the client. Mr. Spitari’s responsibilities also include negotiating the contingent fee agreement with the client, and preparing and finalizing all necessary paperwork required to permit Reliable Recovery to collect the lost asset for the client.

Ronald H. Chew; JD, Imobolis General Counsel.

Ronald H. Chew, aged 41, Imobolis General Counsel, is a graduate of the University of Southern California (Bachelor of Science, 1991) and the University of West Los Angeles (Juris Doctorate, 1995). Mr. Chew is a member in good standing of the Bar of the State of California. Mr. Chew has prior legal experience in the areas of litigation and commercial law, and Mr. Chew’s legal experience also includes practice regarding the legal issues surrounding Internet startup companies, corporate infrastructure, employee contracts, employee compensation, non-disclosure agreements, corporate finance, and commercial leasing.
Employment History:

General Partner, Attorney at Law, Years Employed (5/97 – to present)

MOSS, CHEW & ASSOCIATES LOS ANGELES, CALIFORNIA

Supervised litigation in areas of personal injury, commercial litigation, and products liability. Nature of work included trials, arbitrations, mediations, depositions, and preparation of legal pleading.

Litigation Attorney, Years Employed (6/96 - 4/97)

LAW OFFICES OF MARK H. ORING LOS ANGELES, CALIFORNIA

Headed litigation section of practice specializing in personal injury and products liability. Nature of work included trials, arbitrations, mediations, depositions, and preparation of legal pleading.

Legal Assistant, Years Employed (8/95 - 4/96)

LAW OFFICES OF TOM SIEGEL LOS ANGELES, CALIFORNIA

Assisted attorney in the practice of Social Security Appeals and personal injury claims. Work involved corresponding with clients, drafting various letters and legal documents.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Unless otherwise stated, our address is: 8950 West Olympic Blvd. Suite 350, Beverly Hills, CA 90211. The Company's telephone number is 323 691-6707.

As of December 31, 2010, there were Eighteen Million (18,000,000) shares of common stock issued and outstanding.

(1) This table is based on Eighteen Million (18,000,000) shares of common stock outstanding.

As of the date of this prospectus, we had the following security holder holding greater than 5%:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Julian Spitari	18,000,000	100%
Common Stock	All executive officers and directors as a group	18,000,000	100%
Total		18,000,000	100%

REMUNERATION OF DIRECTORS AND OFFICERS

Imobolis, Inc. has made no provisions for paying cash or non-cash compensation to its officer and sole director. No salaries are being paid at the present time to our officer and sole director, and none have been paid, or owed, from inception to date.

The following table sets forth all the remuneration of our Director and Officers for the period from inception on February 11, 2010, through to the end of the period on December 31, 2010 :

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our sole Executive Officer for the period from inception on February 11, 2010 through the period ending December 31, 2010.

Summary compensation table

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Julian Spitari, President	2010	(1)	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-	$ -0-

____________
(1) For the period February 11, 2010 (inception) to December 31, 2010.

EMPLOYMENT AGREEMENTS

To date, the Company has no employment agreements in effect with its Principal Executive Officer. We do not pay compensation to our Director for attendance at meetings. We will reimburse Directors for reasonable expenses incurred during the course of their performance.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below. The following table summarizes all compensation from February 11, 2010 (inception) to December 31, 2010.

SUMMARY COMENSATION TABLE

NAME PRINCIPAL OTHER	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	OTHER ANNUAL COMPENSATION
		YEAR	SALARY $	BONUS $
Julian Spitari	Chief Executive Officer, President, Chief Financial Officer, Secretary	2010	$ NIL	$ NIL

COMPENSATION OF DIRECTORS

Directors do not currently receive compensation for their services as directors, but we plan to reimburse them for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to Directors and Officers.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our Principal Executive officer.

PRINCIPAL STOCKHOLDER

a) Security Ownership of Management - the number and percentage of shares of common stock of the Company owned of record and beneficially, by each officer and director of the Company and by all officers and directors of the Company as a group, and all shareholders known to the Company to beneficially own 5% or more of the issued and outstanding Shares of the Company, is as follows.

Unless otherwise stated, our address is: 8950 West Olympic Blvd. Suite 350, Beverly Hills, CA 90211. The Company's telephone number is 310-281-6094.

Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering
Julian Spitari	18,000,000	8,000,000	10,000,000	55%
Total Officers, Directors and Significant Shareholders as a group	18,000,000		10,000,000	55%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On February 14, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for a stock subscription receivable of $18,000. The Company has received total proceeds of $12,262 and has a remaining stock subscription receivable balance of $5,738 as of June 30, 2010 that was subsequently received in full on July 21, 2010.

Common Stock
On February 14, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for a stock subscription receivable of $18,000. The Company received proceeds of $5,582 on March 18, 2010. On May 27, 2010, the Company received an additional $900 in payment on the outstanding stock subscription receivable for the purchase of founder’s shares on February 14, 2010.  On June 18, 2010, the Company received an additional $380 in payment on the outstanding stock subscription receivable for the purchase of founder’s shares on February 14, 2010.  On June 22, 2010, the Company received an additional $5,400 in payment on the outstanding stock subscription receivable for the purchase of founder’s shares on February 14, 2010. The Company had a remaining stock subscription receivable balance of $5,738 as of June 30, 2010, which was subsequently received in full on July 21, 2010.

The business loan was made on the same terms that the company would be selling the shares in the current S-1 \A2, (.001 per share par) when it goes effective.  The company received 8% interest on the loan.  This is the same interest rate that the company would charge persons not related to the company.

As of the date of this prospectus, other than the transaction described above, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the preceding “Security Ownership of Selling Shareholder and Management" section; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S St Petersburg, FL 33701, Telephone 727-459-7378 Facsimile 727-290-3961,

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding Eighteen Million (18,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock, of which 90,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

The company issued to the founder Eighteen Million 18,000,000 common shares of stock for $18,000. As of December 31, 2010, there are Eighteen Million (18,000,000) shares issued and outstanding at a value of $0.001 per share.

COMMON STOCK:  The securities being offered by the selling security holder are shares of our Common stock.

Common Stock

We are authorized to issue 90,000,000 shares of common stock, $0.001 par value per share. Currently we have 18,000,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

AUDITOR: The financial statements included in this prospectus and the registration statement have been audited by M & K CPAS , PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
IMOBOLIS, INC.
(A Development Stage Company)

We have audited the accompanying balance sheet of Imobolis, Inc. (A Development Stage Company) as of March 31, 2010, and the related statements of operations, stockholder’s equity and cash flows for the period from inception on February 11, 2010 through March 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imobolis, Inc. (A Development Stage Company) as of March 31, 2010, and the related statements of operations, stockholders' equity and cash flows for the period from inception on February 11, 2010 through March 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $582, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M & K CPAS, PLLC

www.mkacpas.com
Houston, Texas
June 17, 2010

IMOBOLIS, INC.
BALANCE SHEETS

	December 31,	March 31,
	2010	2010
ASSETS	(Unaudited)

Current assets:
Cash	$75,053	$5,000
Prepaid expenses	2,106	-
Total current assets	77,159	5,000

Property and equipment, net	10,457	-

Total assets	$87,616	$5,000

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$934	$-
Accrued interest, including related party amounts of $437 and $-0- at December 31, 2010 and March 31, 2010, respectively	527	-
Deferred revenues	75,167	-
Due to officer, related party	13,484	-
Note payable	10,000	-
Total current liabilities	100,112	-

Stockholder's equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 90,000,000 shares authorized, 18,000,000 shares issued and outstanding	18,000	18,000
Common stock subscriptions receivable, -0- and 12,418,000 shares at December 31, 2010 and March 31, 2010, respectively	-	(12,418)
Accumulated (deficit)	(1,912)	-
(Deficit) accumulated during development stage	(28,584)	(582)
Total stockholder's equity (deficit)	(12,496)	5,000

Total liabilities and stockholder's equity (deficit)	$87,616	$5,000

See Accompanying Notes to Financial Statements.

IMOBOLIS, INC.
STATEMENTS OF OPERATIONS

	For the three	For the nine	February 11, 2010	February 11, 2010
	months ended	months ended	(inception) to	(inception) to
	December 31, 2010	December 31, 2010	March 31, 2010	November 26, 2010
	(Unaudited)	(Unaudited)		(Unaudited)

Revenue	$47,833	$47,833	$-	$-

Operating expenses:
Advertising	38,859	43,859	-	10,574
Commissions	12,300	12,300	-	-
Depreciation	172	172	-	167
General and administrative	2,059	3,389	582	2,152
Professional fees	2,000	17,500	-	15,500

Total operating expenses	55,390	77,220	582	28,393

Net operating loss	(7,557)	(29,387)	(582)	(28,393)

Other income (expense)	(426)	(527)	-	(191)

Loss before provision for income taxes	(7,983)	(29,914)	(582)	(28,584)

Provision for income taxes	-	-	-	-

Net (loss)	$(7,983)	$(29,914)	$(582)	$(28,584)

Weighted average number of common shares
outstanding - basic and fully diluted	18,000,000	18,000,000	18,000,000

Net (loss) per share - basic and fully diluted	$-	$-	$-

See Accompanying Notes to Financial Statements.

IMOBOLIS, INC.
STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

							(Deficit)
							accumulated
					Common stock		during	Total
	Preferred stock		Common stock		subscriptions	Accumulated	development	stockholder's
	Shares	Amount	Shares	Amount	receivable	(deficit)	stage	equity
Common stock issued to founder at $0.001 per share	-	$-	18,000,000	$18,000	$(18,000)	$-	$-	$-

Cash received on subscriptions receivable	-	-	-	-	5,582	-	-	5,582

Net loss for the period from February 11, 2010
(inception) to March 31, 2010	-	-	-	-	-	-	(582)	(582)
						-
Balance, March 31, 2010	-	$-	18,000,000	$18,000	$(12,418)	$-	$(582)	$5,000

Cash received on subscriptions receivable	-	-	-	-	12,418	-	-	12,418

Net loss for the nine months ended December 31, 2010	-	-	-	-	-	(1,912)	(28,002)	(29,914)

Balance, December 31, 2010 (Unaudited)	-	$-	18,000,000	$18,000	$-	$(1,912)	$(28,584)	$(12,496)

See Accompanying Notes to Financial Statements.

IMOBOLIS, INC.
STATEMENTS OF CASH FLOWS

	For the nine	February 11, 2010
	months ended	(inception) to
	December 31, 2010	March 31, 2010
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(29,914)	$(582)
Adjustments to reconcile net (loss) to net cash
provided by (used in) operating activities:
Depreciation	172	-
(Increase) decrease in assets:
Prepaid expenses	(2,106)	-
Increase (decrease) in liabilities:
Accounts payable	934	-
Accrued interest, including related party
amounts of $437 and $-0- at December 31,
2010 and March 31, 2010, respectively	527	-
Deferred revenues	75,167	-

Net cash provided by (used in) operating activities	44,780	(582)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(629)	-

Net cash used in investing activities	(629)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan from officer, related party	23,484	-
Repayments on loan from officer, related party	(10,000)	-
Proceeds from sale of common stock, related party	12,418	5,582

Net cash provided by financing activities	25,902	5,582

NET CHANGE IN CASH	70,053	5,000

CASH AT BEGINNING OF YEAR	5,000	-

CASH AT END OF YEAR	$75,053	$5,000

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Equipment purchased with note payable	$(10,000)	$-

See Accompanying Notes to Financial Statements.

IMOBOLIS, INC.
Notes to Financial Statements
March 31, 2010
(Information for the nine month period ended December 31, 2010 is unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
Imobolis (“The Company”) was formed in the state of Nevada on February 11, 2010 to establish an internet site whereby sellers of automobiles can list their vehicles for sale or trade. Imobolis expects to generate a large inventory of automobile ads. The listings are expected to be free to the seller and buyer, however, Imobolis expects to be able to sell “advertisements’ or “banner ads” on its internet site directed toward internet users and vehicle buyers. The Company expects to generate its corporate revenue from the sale of such advertisements.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. The Company follows the same accounting policies in the preparation of interim reports.

The Company has adopted a fiscal year end of March 31st.

Development Stage Company
The Company was considered a development stage company up until it commenced operations that resulted in the recognition of revenues beginning on November 26, 2010. As a development stage enterprise, the Company disclosed the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To November 26, 2010, the development stage of the Company’s operations consisted of developing the business model and marketing concepts.

Unaudited Interim Financial Information
The accompanying balance sheet as of December 31, 2010, statement of operations for the nine months ended December 31, 2010, statement of stockholder’s equity (deficit) for the nine months ended December 31, 2010 and statements of cash flows for the nine months ended December 31, 2010 are unaudited. These unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of the Company’s management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments necessary for the fair presentation of the Company’s statement of financial position at December 31, 2010, its results of operations and its cash flows for the nine months ended December 31, 2010. The results for the nine months ended December 31, 2010 are not necessarily indicative of the results to be expected for the fiscal year ending March 31, 2011.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising and Promotion
All costs associated with advertising and promoting products are expensed as incurred. The Company incurred advertising costs of $43,859 and $-0- for the nine months ended December 31, 2010 and the period from February 11, 2010 (inception) to March 31, 2010, respectively.

Income Taxes
Imobolis recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Imobolis provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

IMOBOLIS, INC.
Notes to Financial Statements
March 31, 2010
(Information for the nine month period ended December 31, 2010 is unaudited)

Note 1 – Nature of Business and Significant Accounting Policies (continued)

Property and equipment
Equipment is recorded at its acquisition cost, which includes the costs to bring the equipment to the condition and location for its intended use, and equipment is depreciated using the straight-line method over the estimated useful life of the related asset as follows:

Furniture and fixtures 7 years
Machinery and equipment 7 years
Computer equipment 5 years

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Segment Reporting
Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.  This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no other items that required fair value measurement on a recurring basis.

Revenue Recognition
For revenue from product sales, the Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Deferred Revenue
The Company recognizes revenues as earned. Amounts billed in advance of the period in which service is rendered are recorded as a liability under “Deferred Revenue”.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

IMOBOLIS, INC.
Notes to Financial Statements
March 31, 2010
(Information for the nine month period ended December 31, 2010 is unaudited)

Note 1 – Nature of Business and Significant Accounting Policies (continued)

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception on February 11, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. Imobolis did not issue any stock and stock options for services and compensation for the periods presented.

Uncertain tax positions
Effective upon inception at February 11, 2010, the Company adopted new standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Recent Accounting Pronouncements
In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration.  Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers.  Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. The ASC was effective for the Company upon inception at February 11, 2010. The adoption of this ASU did not have a material impact on our financial statements.

IMOBOLIS, INC.
Notes to Financial Statements
March 31, 2010
(Information for the nine month period ended December 31, 2010 is unaudited)

Note 1 – Nature of Business and Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)
In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. The ASC was effective for the Company upon inception at February 11, 2010. The adoption of this ASU did not have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception at February 11, 2010. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying audited financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred net losses of $29,914 and $582 for the nine months ended December 31, 2010, and the period from February 11, 2010 (inception) to March 31, 2010, respectively, has an accumulated deficit of $30,496 and $582 at December 31, 2010 and March 31, 2010, respectively, and cash on hand of $75,053 and $5,000 as of December 31, 2010 and March 31, 2010, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On February 14, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for a stock subscription receivable of $18,000. The Company subsequently received total proceeds of $18,000 in consideration for the sale of common stock.

From time to time the Company’s founder and CEO, Julian Spitari has advanced loans to the Company for operations at an 8% interest rate, due on demand. The principal balances due were $13,484 and $-0- at December 31, 2010 and March 31, 2010, respectively. In addition, accrued interest of $437 and $-0- existed at December 31, 2010 and March 31, 2010, respectively.

IMOBOLIS, INC.
Notes to Financial Statements
March 31, 2010
(Information for the nine month period ended December 31, 2010 is unaudited)

Note 4 – Property and Equipment

Property and Equipment consists of the following:

	December 31,	March 31,
	2010	2010

Computer equipment	$10,629	$-
	10,629	-
Less accumulated depreciation	(172)	-
	$10,457	$-

Depreciation and amortization expense totaled $172 and $-0- for the nine months ended December 31, 2010 and the period from February 11, 2010 (inception) to March 31, 2010, respectively.

Note 5 – Due to Officer, Related Parties

Officer loan consists of the following at December 31, 2010 and March 31, 2010, respectively:

	December 31,	March 31,
	2010	2010

Unsecured promissory note to Julian Spitari, founder and CEO, carries an 8% interest rate, due on demand	$13,484	$-

The Company recorded interest expense in the amount of $437 and $-0- related to the officer loan for the nine months ended December 31, 2010 and the period from February 11, 2010 (inception) to March 31, 2010, respectively.

Note 6 – Note Payable

Note payable consists of the following at December 31, 2010 and March 31, 2010, respectively:

	December 31,	March 31,
	2010	2010

Unsecured promissory note, carries an 8% interest rate, due on demand	$10,000	$-

The Company recorded interest expense in the amount of $90 and $-0- related to the note payable for the nine months ended December 31, 2010 and the period from February 11, 2010 (inception) to March 31, 2010, respectively.

Note 7 – Stockholder's Equity

On February 11, 2010, the founders of the Company established 90,000,000 authorized shares of common stock.  Additionally, the Company founders established 10,000,000 authorized shares of preferred stock.

Common Stock
On February 14, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for a stock subscription receivable of $18,000. The Company received proceeds of $5,582 on March 18, 2010, and a total of $12,418 on various dates between May 26, 2010 and July 21, 2010.

IMOBOLIS, INC.
Notes to Financial Statements
March 31, 2010
(Information for the nine month period ended December 31, 2010 is unaudited)

Note 8 – Deferred Revenue

Revenue under advertising agreements is deferred and recognized over the term of the agreements (typically ninety days) on a straight-line basis. At December 31, 2010, and March 31, 2010, deferred revenue totaled $75,167 and $-0-, respectively.

Note 9 – Subsequent Events

There have been no subsequent events to report in accordance with ASC 855-10.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until  __________________ (90th day after the later of (1) the effective date of the  registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Securities and Exchange Commission Registration Fee approximate.	$464	*
Audit Fees and Expenses	3,000	*
Legal Fees and Expenses	14,500	*
Miscellaneous Expenses	500
Total	$18,000	*

* Estimated amount

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of our Articles of Incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. See our Articles of Incorporation filed as Exhibit 2.1 to this registration statement.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On February 11, 2010, the Company issued 18,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $18,000.

There are 10,000,000 preferred shares authorized. The Company has issued no preferred shares.

The Company has no stock option plan, warrants or other dilutive securities.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Eighteen Million (18,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Julian Spitari, the founder of the Company, who is a sophisticated individual.  Since our inception, the founders are in a position of access to relevant and material information regarding our operations. The selling security holder is the "underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

ITEM 16. EXHIBITS

The following exhibits are included as part of this Form S-1/A or are incorporated by reference to our previous filings:

Exhibit No.		Description
3.1	*	Articles of Incorporation
3.1A	*	Articles of incorporation
3.2	*	Bylaws
10	**	Demand Note
10.1	**	Software Platform Purchase Agreement
10.2	**	Imobolis banner contract, Ebony
10.3	***	Loan Agreement between Imobolis and Julian Spitari
10.4	***	Loan Agreement between Imobolis and Julian Spitari
5.1		Legal Opinion of Leo Moriarty, Attorney, March 25, 2011
23.1		Consent of M & K CPAS, PLLC, March 25, 2011
* Previous filed on November 23, 2010
** Previously filed on January 28, 2011
*** Previously filed on March 3, 2011

**** The company has entered into a total of 6 Banner contracts with 5 different advertisers which are substantially identical in all material respects as the contract between Ebony and Imobolis (filed January 28, 2011 as exhibit 10.2) except as to the parties,  amounts and dates, see below a schedule identifying the other documents omitted and setting forth the material.

On February 1, 2011 the Company entered into a banner add contract with Barclay Technologies Holding, AG for 40 days of banner ad posting for $40,000.

On February 1, 2011 the Company entered into a banner add contract with GregLoring for 30 days of banner ad posting for $25,000.

On February 1, 2011 the Company entered into a banner add contract with Kiwibox for 30 days of banner ad posting for $20,000.

On February 1, 2011 the Company entered into a banner add contract with AquilaVission Corporation for 30 days of banner ad posting for $20,000.

On February 1, 2011 the Company entered into a banner add contract with RSTECHNIK for 30 days of banner ad posting for $20,000.

ITEM 17.    UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Los Angeles, California, on this 25th, day of March, 2011.

IMOBOLIS, INC.

By: /s/ Julian Spitari
Julian Spitari
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julian Spitari	President, Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2011
Julian Spitari	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.		Description
3.1	*	Articles of Incorporation
3.1A	*	Articles of incorporation
3.2	*	Bylaws
10	**	Demand Note
10.1	**	Software Platform Purchase Agreement
10.2	**	Imobolis banner contract, Ebony
10.3	***	Loan Agreement between Imobolis and Julian Spitari
10.4	***	Loan Agreement between Imobolis and Julian Spitari
5.1		Legal Opinion of Leo Moriarty, Attorney, March 25, 2011
23.1		Consent of M & K CPAS, PLLC, March 25, 2011
* Previous filed on November 23, 2010
** Previously filed on January 28, 2011
*** Previously filed on March 3, 2011

**** The company has entered into a total of 6 Banner contracts with 5 different advertisers which are substantially identical in all material respects as the contract between Ebony and Imobolis (filed January 28, 2011 as exhibit 10.2) except as to the parties,  amounts and dates, see below a schedule identifying the other documents omitted and setting forth the material.

On February 1, 2011 the Company entered into a banner add contract with Barclay Technologies Holding, AG for 40 days of banner ad posting for $40,000.

On February 1, 2011 the Company entered into a banner add contract with GregLoring for 30 days of banner ad posting for $25,000.

On February 1, 2011 the Company entered into a banner add contract with Kiwibox for 30 days of banner ad posting for $20,000.

On February 1, 2011 the Company entered into a banner add contract with AquilaVission Corporation for 30 days of banner ad posting for $20,000.

On February 1, 2011 the Company entered into a banner add contract with RSTECHNIK for 30 days of banner ad posting for $20,000.